Exhibit 32.1

CERTIFICATION OF EXECUTIE DIRECTOR

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of RTG Ventures, Inc. (the “Company”) on Form 10-K/A Amendment 1 for the period ending August 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Linda Perry, Executive Director of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 7, 2013	/s/ Linda Perry
Linda Perry
Executive Director

The foregoing certification accompanied the Annual Report on Form 10-K filing pursuant to 18 U.S.C. § 1350. It is being reproduced herein for information only. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after hereof, regardless of any general incorporation language in such filing. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.